UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 25, 2010

GLOBALSTAR, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-33117 (Commission File Number)	41-2116508 (IRS Employer Identification No.)

461 South Milpitas Blvd. Milpitas, California	95035
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (408) 933-4000

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

Globalstar, Inc. held its Annual Meeting of Stockholders on May 25, 2010.  The company submitted three matters to the vote of the stockholders.  A summary of the matters voted upon by stockholders is set forth below.

1.  Stockholders elected each of the two nominees for Class A Director to serve for a term to expire at the 2013 Annual Meeting of Stockholders based on the following votes:

Name	Votes For	Votes Withheld	Broker Non-Votes
J. Patrick McIntyre	228,958,864	1,185,811	24,804,146
Richard S. Roberts	226,211,017	3,933,658	24,804,146

2.  Stockholders ratified the issuance of 2,525,750 shares of nonvoting common stock to Thermo Funding Company LLC (Thermo Funding) in exchange for $2,425,983.26 in debt (including accrued interest) outstanding under a short term note between the company and Thermo Funding based on the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
213,048,095	17,077,459	19,121	24,804,146

3.  Stockholders ratified the appointment of Crowe Horwath LLP as the company’s independent registered public accounting firm for the fiscal year ending December 31, 2010 based on the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
254,770,064	73,153	105,604	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBALSTAR, INC.

/s/ Stuart Mar
Stuart Mar
Vice President and Chief Accounting Officer

Date:  May 26, 2010